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                                                                    Exhibit 23.2
                        CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements (No. 33-64705,333-30511 and No. 333-15725) on Form S-3 and (No.
333-24917) on Form S-8 of Berger Holdings, Ltd. of our report dated February 13, 1998 relating to the consolidated balance sheets of Berger Holdings, Ltd. as of December 31, 1997 and the related consolidated statements of operations, shareholder's equity and cash flows for the year ended December 31, 1997, which reports are incorporated by reference in the December 31, 1998 annual report Form 10-K of Berger Holdings, Ltd.



GOLDENBERG ROSENTHAL, LLP



Jenkintown, Pennsylvania
March 31, 1999